                                                                   Exhibit 10.21
                                                                   -------------

                              EMPLOYMENT AGREEMENT

                  THIS EMPLOYMENT AGREEMENT, made and entered into as of the 29th day of January, 1997 by and between TORREY A. GLASS ("Employee") and SIGNATURE BRANDS, INC., (formerly known as Health o meter, Inc.), an Ohio corporation (the "Company").

                               W I T N E S S E T H

                  WHEREAS, the Company desires to retain the services of the Employee as its Senior Vice President, Marketing and Sales, Consumer Products; and

                  WHEREAS, the Company and the Employee deem it necessary and appropriate to enter into an agreement setting forth the terms and conditions of the Employee's employment with the Company.

                  NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Employee and the Company agree as follows:

                                    ARTICLE I

                                 EFFECTIVE TIME

                  Section 1.00. EFFECTIVE TIME. This Agreement shall be effective as of January 29, 1997 (the "Effective Time").

                                   ARTICLE II

                                   EMPLOYMENT

                  Section 2.01. EMPLOYMENT. The Company hereby employs the Employee and the Employee hereby agrees to serve the Company on the terms and conditions set forth herein. Employee shall initially hold the offices of Senior Vice President Marketing and Sales, Consumer Products.

                  Section 2.02. AT WILL STATUS. Employee specifically acknowledges and agrees that his employment with the Company is "at will," and may be terminated by him or the Company at any time with or without cause.

                                   ARTICLE III

                              DUTIES OF EMPLOYMENT

                  Section 3.00. DUTIES. Subject to the authority of the Board, Employee shall have the status and powers as are customarily associated with, and shall perform such duties and functions as the Board shall from time to time determine and as are customarily assigned to, the Senior Vice President Marketing and Sales, Consumer Products of a corporation. Employee shall devote his full time and effort to the business and affairs of the Company. Employee further agrees to serve, if elected or appointed thereto, as a director of the Company's subsidiaries and affiliated entities (if any) and in one or more executive offices of any of the Company's subsidiaries and affiliated entities (if any); provided that the indemnity provisions of Section 11.01 of this agreement shall apply to Employee's service in any such capacity.

                                   ARTICLE IV

                        COMPENSATION AND RELATED MATTERS

                  Section 4.01. SALARY. As compensation for the employment services to be rendered by Employee hereunder, the Company shall pay to Employee a salary at an initial rate of One Hundred Sixty-five thousand ($165,000) Dollars per annum, payable at such intervals as may be consistent with the Company's payroll policies, subject to increase or decrease by the Compensation Committee of the Board in its sole discretion. Compensation of Employee by salary payments shall not be deemed exclusive and shall not prevent Employee from participating in any other compensation or benefit plan of the Company. The salary payments (including any increased salary payments) hereunder shall not in any way limit or reduce any other obligation of the Company hereunder, and no other compensation, benefit or payment hereunder shall in any way limit or reduce the obligation of the Company to pay Employee's salary hereunder.

                  Section 4.02. EXPENSES. During the term of Employee's employment hereunder, Employee shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by Employee in performing the services hereunder, including, but not limited to, all expenses for travel and living expenses while away from home on business or at the request of and in the service of the Company, its subsidiaries or affiliated entities; provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company. Employee shall also be provided an automobile allowance from the Company, in such amount as is determined appropriate by the Board of Directors of the Company from time to time.

                  Section 4.03 CONTINUED PARTICIPATION. Employee shall be entitled to participate in all of the Company's employee benefit plans in effect from time to time and made available by the Company to its executives and key management employees, including the Company's life and long-term disability insurance plans, medical and dental plans and 401 (k) Plan.

                  Section 4.04. ANNUAL PERFORMANCE BONUS. In addition to the Employee's salary, the Employee will be entitled to participate during the period of his employment in any bonus plan established by the Board of Directors from time to time that contemplates participation by the executive officers of the Company. The amount of any annual bonus payable to Employee shall be determined under such plan.

                  Section 4.05 STOCK OPTIONS. On January 29, 1997, Employee will receive the following:

                  (a) TIME-BASED OPTIONS. Non-qualified stock options to purchase 20,000 shares of the Company's Common Stock under the Company's Stock Option and Incentive Plan. Such options shall be exercisable at the price of $5.375, and will vest in 25% increments on an annual basis, commencing on the first anniversary of the date of grant; and

                  (b) PERFORMANCE-BASED OPTIONS. Non-qualified performance-based stock options to purchase 10,000 shares of the Company's Common Stock under the Company's Stock Option and Incentive Plan. Such options shall be exercisable at the price of $5.375, and will vest in 20% increments a year beginning in fiscal 1997, conditioned upon the Company's achievement of stated EBITDA objectives.

The options set forth in this Paragraph will expire 10 years from the date of grant, or earlier in the event of termination of the Employee's employment, with the Company and will be subject to the other terms and conditions set forth in the forms of Option Agreement relating thereto attached as Exhibit A to this Agreement. The foregoing stock options shall be in addition to the 5,000 time-based and 5,000 performance-based stock options granted to Employee prior to the effective date of this Agreement.

                                    ARTICLE V

                             SEVERANCE ARRANGEMENTS

                  Section 5.01   DEFINITIONS.

                  (a) For purposes of this Article, "termination for cause" shall mean any termination of the Employee's employment resulting from: (i) Employee's engaging in fraud, misappropriation of funds, embezzlement or like conduct committed against the Company; (ii) Employee's conviction of a felony; or (iii) Employee's material violation of any provision of this Agreement which has not been cured within thirty (30) days after written notice setting forth such material violation and also setting forth the actions that Employee shall be required to take to cure such material violation has been given by the Company to Employee.

                  (b) The Company may terminate Employee's employment hereunder at any time without cause. Notwithstanding any other provisions of this Agreement to the contrary and for purposes of this Article, any termination of Employee's employment resulting from: (i) Employee's death or (ii) Employee's inability to perform the essential functions of his job with or without reasonable accommodation, shall be deemed to be a termination by the Company without cause.

                  Section 5.02 RESIGNATION; TERMINATION FOR CAUSE. If Employee resigns from his positions with the Company or his employment shall be terminated by the Company for cause, the Company shall pay Employee his full salary through the date of resignation or termination at the rate then in effect and the Company shall have no further obligations to Employee under this Agreement.

                  Section 5.03 TERMINATION WITHOUT CAUSE. If the Company terminates Employee's employment hereunder without cause, then:

                           (a) the Company shall pay Employee his full salary through the date of termination, at the annual rate then in effect;

                           (b) in lieu of any further salary payments to Employee for periods subsequent to the date of termination, the Company shall continue to pay to Employee his salary at the annual rate in effect immediately prior to such termination until the earlier to occur of (i) the date that Employee obtains a position with another employer providing for the payment of an annual base salary at a rate substantially equivalent to that provided herein or
                           (ii) the expiration of the twelve (12) month period following such termination (the "Salary Continuation Period"), in equal periodic installments consistent with the Company's payroll policies; and

                           (c) payment of the foregoing by the Company shall constitute complete satisfaction and remedy with respect to termination of Employee's employment by the Company without cause.

                  Section 5.04 CONTINUED BENEFITS. Unless Employee is terminated by the Company for cause, or Employee shall resign from his positions with the Company, the Company shall maintain in full force and effect, for the continued benefit of Employee during the Salary Continuation Period, coverage under all medical and dental insurance plans and programs in which Employee participated prior to termination at the same cost to Employee as that applicable to other employees participating in such plans during such period; PROVIDED, that Employee's continued participation is possible under the general terms and provisions of such plans and programs. In the event Employee's participation in any such plan or program is barred, the Company shall arrange to provide Employee with benefits substantially similar to those which Employee would otherwise have been entitled to receive under such plans and programs from which his continued participation is barred.

                                   ARTICLE VI

                                BINDING AGREEMENT

                  Section 6.00 BINDING AGREEMENT. This Agreement and all rights of Employee hereunder shall inure to the benefit of and be enforceable by Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Employee should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Employee's devisee, legatee, designee or, if there is no such designee, to Employee's estate. This Agreement and all rights of the Company hereunder shall inure to the benefit of and be enforceable by the Company's successors and assigns.

                                   ARTICLE VII

                   REPRESENTATIONS AND AGREEMENTS OF EMPLOYEE

                  Section 7.01 ABILITY TO PERFORM. Employee represents and warrants that he is free to enter into this Agreement and to perform the duties required hereunder, and that there are no employment contracts or understandings, restrictive covenants or other restrictions, whether written or oral, preventing the performance of his duties hereunder.

                  Section 7.02 COOPERATION. Employee agrees to submit to a medical examination and to cooperate and supply such other information and documents as may be required by any insurance company in connection with the Company's obtaining life insurance on the life of Employee, and any other type of insurance or fringe benefit as the Company shall determine from time to time to obtain.

                                  ARTICLE VIII

                              RESTRICTIVE COVENANTS

                  Section 8.01 NON-COMPETITION. Employee agrees that during the Non-Competitive Period (as defined below), Employee shall not, directly or indirectly, as owner, partner, joint venturer, stockholder, employee, broker, agent, principal, trustee, corporate officer, director, licensor or in any capacity whatsoever, engage in, become financially interested in, be employed by, render any consultation or business advice with respect to, or have any connection with, any business engaged in manufacturing, assembly, marketing or sales of coffeemakers, teamakers, filters, scales, massagers or any other product then being manufactured, assembled, marketed or sold by the Company, or then being developed by the Company with the expectation of sale by the Company within 90 days, in any geographic area where, at the time of termination of his employment hereunder, the business of the Company was being conducted in any material respect; provided, however, that Employee may own any securities of any corporation which is engaged in such business and is publicly owned and traded but in an amount not to exceed at any one time five percent (5%) of any class of stock or securities of such corporation. The term "Non-Competitive Period" shall mean the period commencing on the date of his termination or resignation and ending on the date which is (i) twelve (12) months later, in the event of termination by the Company without cause, or (ii) eighteen (18) months later, in the event of termination by Employee of his employment hereunder, or termination by the Company for cause.

                  Section 8.02 NO HIRING. During the Non-Competitive Period, Employee will not knowingly (i) hire or attempt to hire any employee of the Company or of any of the Company's subsidiaries or affiliated entities (if any);
(ii) assist in such hiring by any other person; or (iii) encourage any such employee to terminate his employment with the Company or any of such subsidiaries or affiliated entities.

                  Section 8.03 SEVERABILITY. If any portion of the restrictions set forth in this Article VIII should, for any reason whatsoever, be declared invalid by a court of competent jurisdiction, the validity or enforceability of the remainder of such restrictions shall not thereby be adversely affected.

                  Section 8.04 REASONABLENESS. Employee agrees that the territorial and time limitations set forth in this Article VIII are reasonable and properly required for the adequate protection of the business of the Company. In the event any such territorial or time limitation is deemed to be unreasonable by a court of competent jurisdiction, Employee agrees to the reduction of the territorial or time limitation to the area or period which such court shall have deemed reasonable.

                                   ARTICLE IX

                   NON-DISCLOSURE OF CONFIDENTIAL INFORMATION

                  Section 9.01 NON-DISCLOSURE. Employee shall not, during the term of this Agreement and at any time thereafter, directly or indirectly, disclose or permit to be known outside of the scope of his duties to the Company, to any person, firm or corporation, any confidential information acquired by him during the course of, or as an incident to, his employment relating to the Company. It shall not be outside the scope of Employee's duties to the Company to disclose confidential information to the Company's directors, officers, employees, advisors, attorneys, accountants, lenders, financial institutions or investors. Such confidential information shall be limited to proprietary technology, market data, formulae, customer and supplier lists, non-public financial and operating information and data, and any other documents embodying such confidential information to the extent that such data and information relate specifically to the Company. Such restrictions apply only to the reproduction or use of the specific written documents of the Company relating to the above-described categories and not to any knowledge (including but not limited to knowledge gained from such confidential information) based on Employee's experience during his employment with the Company or otherwise.

                  Section 9.02 RETURN OF DOCUMENTS. Upon termination of Employee's employment with the Company, all documents, records, reports, writings and other similar documents containing confidential information, including copies thereof, then in Employee's possession or control shall be returned and left with the Company.

                                    ARTICLE X

                                EQUITABLE RELIEF

                  Section 10.00 RIGHT TO INJUNCTION. Employee recognizes that the services to be rendered by him hereunder are of a special, unique, unusual, extraordinary and intellectual character, involving skill of the highest order and giving them peculiar value, the loss of which cannot be adequately compensated for in damages. In the event of a breach of this Agreement by Employee, the Company shall be entitled to injunctive relief or any other legal or equitable remedies. Employee agrees that the Company may recover by appropriate action the amount of the actual damages caused the Company by any failure, refusal or neglect of Employee to perform his agreements, representations and warranties herein contained. The remedies provided in this Agreement shall be deemed cumulative and the exercise of one shall not preclude the exercise of any other remedy, at law or in equity, for the same event or any other event.

                                   ARTICLE XI
                                  MISCELLANEOUS

                  Section 11.01 INDEMNIFICATION; INSURANCE. The Company will indemnify Employee to the maximum extent permitted by law (including advancing expenses where appropriate) with respect to actions taken by him as an officer or director of the Company, any of its subsidiaries, or any affiliated entity of the Company or any of its subsidiaries. The Company's obligation to provide indemnification shall survive termination of employment. The Company will also maintain in effect during Employee's employment hereunder directors and officer liability insurance, to the extent the same can be obtained on commercially reasonable terms. If permitted by the terms of the policy providing such insurance, Employee will remain insured under such policy until the first to occur of (i) termination of such policy (other than termination by the Company), or (ii) the fifth anniversary of termination of Employee's employment with the Company.

                  Section 11.02 ARBITRATION. Should any dispute arise between the parties concerning the performance of this Agreement, the parties agree to mediation and, if not resolved through such mediation within thirty (30) days, final and binding arbitration in Cleveland, Ohio in accordance with the rules of the American Arbitration Association, subject to Article X in the case of alleged breach of Articles VIII or IX.

                  The decision rendered in any arbitration proceedings shall be in writing and shall set forth the basis therefor. The parties shall abide by the award rendered in the arbitration proceedings, and such award may be entered as a final, non-appealable judgment, and may be enforced and executed upon, in any court having jurisdiction over the party against whom enforcement of such award is sought. Each of the parties agrees (in connection with any action brought to enforce the arbitration provisions of this paragraph) not to assert in any such action, any claim that it is not subject to the personal jurisdiction of such court, that the action is brought in an inconvenient forum, that the venue of the action is improper or that such mediation or arbitration may not be enforced by such courts. Each party agrees that service of process may be made upon it by any method authorized by the laws of the state in which arbitration is to be conducted in accordance with this Section 11.02.

                  Section 11.03 NOTICE. For the purposes of this Agreement, notices, demands and all other communications provided for in the Agreement shall be in writing, shall be deemed to have been duly given when delivered or unless otherwise specified mailed by U.S. registered mail, return receipt requested, postage prepaid, addressed as follows:

                  If to Employee:              Torrey A. Glass
                                               13705 Shaker Blvd., #8
                                               Cleveland, Ohio  44120

                  If to the Company:           Signature Brands, Inc.
                                               7005 Cochran Road

                                               Glenwillow, Ohio  44139-4312



                  With a copy to:              Calfee, Halter & Griswold
                                               1400 McDonald Investment Center
                                               800 Superior Avenue
                                               Cleveland, Ohio  44114
                                               Attn:  Thomas F. McKee, Esq.

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

                  Section 11.04 AMENDMENT OR ALTERATION. No amendment or alteration of the terms of this Agreement shall be valid unless made in writing and signed by both of the parties hereto.

                  Section 11.05 GOVERNING LAW. This Agreement shall be governed by the laws of the State of Ohio, without giving effect to the conflicts of laws provisions thereof.

                  Section 11.06 SEVERABILITY. The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect.

                  Section 11.07 WAIVER OR BREACH. No waiver of or failure to enforce any provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision of this Agreement, nor shall such waiver or failure to enforce constitute a continuing waiver.

                  Section 11.08 ASSIGNMENT. This Agreement may not be transferred or assigned by either party without the prior written consent of the other party.

                  Section 11.09 FURTHER ASSURANCES. The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

                  Section 11.10 HEADINGS. The section headings appearing in this Agreement are for purposes of each reference and shall not be considered a part of this Agreement or in any way modify, amend or affect its provisions.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                          SIGNATURE BRANDS, INC.


                                          BY: /s/ S. Donald McCullough
                                             ----------------------------------
                                             Name: S. Donald  McCullough

                                             Title:   President


                                          /s/ Torrey A. Glass
                                          ------------------------------------
                                          Torrey A. Glass